UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Inducement

On January 16, 2025, Outlook Therapeutics, Inc. (the “Company”) entered into warrant exercise inducement offer letter agreements (each an “Inducement Letter” and together, the “Inducement Letters”) with certain holders (each a “Holder” and collectively, the “Holders”) of existing warrants to purchase the Company’s common stock, par value $0.01 per share (the “Common Stock”), exercisable for an aggregate of 7,074,637 shares of Common Stock (collectively, the “Existing Warrants”), pursuant to which the Holders agreed to exercise their Existing Warrants at a reduced exercise price of $2.51 per share (which includes $0.125 per Inducement Warrant (as defined below)) (the “Reduced Exercise Price”), in exchange for the Company’s agreement to issue new warrants to purchase Common Stock (the “Inducement Warrants”) as described below. The reduction of the exercise price of the Existing Warrants and the issuance of the Inducement Warrants was structured as an at-market transaction under Nasdaq rules.

The shares of common stock issuable upon exercise of the Existing Warrants are registered for issuance pursuant to Registration Statement on Form S-3 (File No. 333-278209), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 1, 2024.

In consideration for the immediate exercise of the Existing Warrants for cash at the Reduced Exercise Price, the Holders will receive two Inducement Warrants for each Existing Warrant exercised. The Inducement Warrants will be exercisable for an aggregate of up to 14,149,274 shares of Common Stock (the “Inducement Warrant Shares”), at an exercise price of $2.26 per share. The Inducement Warrants will only be exercisable for cash, except in limited circumstances. A Holder may not exercise the Inducement Warrants if the Holder, together with its affiliates, would beneficially own more than a specified percentage of the outstanding Common Stock (4.99%, 9.99% or 19.99%, as applicable), immediately after giving effect to such exercise, which may be increased or decreased at the Holders’ option (not to exceed 19.99%), effective 61 days after written notice to the Company.

Half of the Inducement Warrants (the “Tranche A Inducement Warrants”), representing warrants to purchase up to 7,074,637 shares of Common Stock will be exercisable immediately and have a term of five years from the date of issuance. The remaining Inducement Warrants (the “Tranche B Inducement Warrants”) will be exercisable upon the effective date (the “Share Increase Amendment Effective Date”) of an amendment to the Company’s Certificate of Incorporation (“Charter”) increasing the number of authorized shares of Common Stock issuable thereunder by at least the Required Minimum (as defined below) (the “Share Increase Amendment”), which Share Increase Amendment will be filed with the Secretary of State of the State of Delaware upon the receipt of the Requisite Stockholder Approval (as defined below). The Tranche B Inducement Warrants will have a term of five years from the Share Increase Amendment Effective Date. The Company has agreed to take all action necessary under applicable law to submit to its stockholders, in connection with its 2025 annual meeting of stockholders (the “2025 Annual Meeting”), a proposal to amend the Charter (the “Share Increase Proposal”) to increase the number of authorized but unissued shares of Common Stock by at least the Required Minimum. As used herein, “Required Minimum” means the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Tranche B Inducement Warrants, without regard to any exercise limits set forth therein and the effect of potential future adjustments to exercise price. As used herein, “Requisite Stockholder Approval” means receipt of stockholder votes and/or proxies sufficient to obtain approval of the record holders of Common Stock for the Share Increase Proposal.

The Tranche A Inducement Warrants, Tranche B Inducement Warrants and the underlying Inducement Warrant Shares were offered in a private placement in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and similar exemptions under applicable state laws and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Tranche A Inducement Warrants, Tranche B Inducement Warrants and Inducement Warrant Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 (the “Tranche A Resale Registration Statement”) with the SEC within 45 calendar days from the execution time of the Inducement Letters to register the resale of the Inducement Warrant Shares underlying the Tranche A Inducement Warrants, and to use commercially reasonable efforts to cause the Tranche A Resale Registration Statement to become effective within 60 calendar days from the execution time of the Inducement Letters (or within 90 calendar days in case of “full review” of the Tranche A Resale Registration Statement by the SEC). Additionally, the Company has agreed to file a resale registration statement on Form S-3 (the “Tranche B Resale Registration Statement”) with the SEC within 45 calendar days from the date of receipt of the Requisite Stockholder Approval to register the resale of the Inducement Warrant Shares underlying the Tranche B Inducement Warrants, and to use commercially reasonable efforts to cause the Tranche B Resale Registration Statement to become effective within 60 calendar days from the date of receipt of the Requisite Stockholder Approval (or within 90 calendar days in case of “full review” of the Tranche B Resale Registration Statement by the SEC).

The transaction described above is expected to close on or about January 17, 2025, subject to the satisfaction of certain customary closing conditions. The aggregate gross proceeds from the exercise of the Existing Warrants are approximately $17.8 million, before deducting capital markets advisory fees and offering expenses. The Company intends to use the net proceeds to fund its ONS-5010 clinical development programs, European commercial launch of LYTENAVATM and for working capital and general corporate purposes.

Existing investors and entities affiliated with certain directors of the Company are party to an Inducement Letter. GMS Ventures and Investments, affiliated with Yezan Haddadin and Faisal G. Sukhtian, directors of the Company, has committed to exercise an aggregate of 3,458,571 Existing Warrants for an aggregate Reduced Exercise Price of approximately $8.7 million in exchange for Inducement Warrants to purchase 6,917,142 shares of Common Stock.

The form of Inducement Letter and forms of Tranche A Inducement Warrant and Tranche B Inducement Warrant are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The descriptions of the terms of the Inducement Letter and the Inducement Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Syntone Warrant Inducement

On January 16, 2025, the Company entered into a warrant exercise inducement offer letter agreement (the “Syntone Inducement Letter”) with Syntone Ventures, LLC (“Syntone”), pursuant to which Syntone agreed to exercise its existing warrants to purchase Common Stock exercisable for an aggregate of 1,071,429 shares of Common Stock (the “Existing Syntone Warrants”) for an aggregate Reduced Exercise Price of approximately $2.51 in exchange for the Company’s agreement to issue new warrants to purchase up to 2,142,858 shares of Common Stock (the “Syntone Inducement Warrants” and such transaction the “Syntone Inducement Transaction”). The Syntone Inducement Letter and Syntone Inducement Warrants contain substantially the same terms as those set forth in the Inducement Letters and Inducement Warrants, subject to receipt of certain regulatory approvals (the “Regulatory Approvals”) in advance of the closing of the Syntone Inducement Transaction.

The shares of common stock issuable upon exercise of the Existing Syntone Warrants are registered for issuance pursuant to Registration Statement on Form S-3 (File No. 333-278959), which was declared effective by the SEC on May 6, 2024.

The Syntone Inducement Warrants will be exercisable for an aggregate of up to 2,142,858 shares of Common Stock (the “Syntone Inducement Warrant Shares”), at an exercise price of $2.26 per share. The Syntone Inducement Warrants will only be exercisable for cash, except in limited circumstances. Syntone may not exercise the Syntone Inducement Warrants if Syntone, together with its affiliates, would beneficially own more than 19.99% of the outstanding Common Stock immediately after giving effect to such exercise, which may be decreased at Syntone’s option (not to exceed 19.99%), effective 61 days after written notice to the Company. Half of the Syntone Inducement Warrants (the “Syntone Tranche A Inducement Warrants”) will be exercisable immediately and have a term of exercise through five years from the date of issuance. The remaining Syntone Inducement Warrants (the “Syntone Tranche B Inducement Warrants”) will be exercisable for substantially the same terms as the Tranche B Inducement Warrants as described above.

The Syntone Tranche A Inducement Warrants, Syntone Tranche B Inducement Warrants and the underlying Syntone Inducement Warrant Shares were offered in a private placement in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and similar exemptions under applicable state laws and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Syntone Tranche A Inducement Warrants, Syntone Tranche B Inducement Warrants and the underlying Syntone Inducement Warrant Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 (the “Syntone Tranche A Resale Registration Statement”) with the SEC within 45 calendar days from the closing of the Syntone Inducement Transaction to register the resale of the Syntone Inducement Warrant Shares underlying the Syntone Tranche A Inducement Warrants, and to use commercially reasonable efforts to cause the Syntone Tranche A Resale Registration Statement to become effective within 60 calendar days from the closing of the Syntone Inducement Transaction (or within 90 calendar days in case of “full review” of the Syntone Tranche A Resale Registration Statement by the SEC). Additionally, in the event that the Syntone Inducement Transaction has closed before the receipt of the Requisite Stockholder Approval, the Company has agreed to file a resale registration statement on Form S-3 (the “Syntone Tranche B Resale Registration Statement”) with the SEC within 45 calendar days from the date of receipt of the Requisite Stockholder Approval to register the resale of the Syntone Inducement Warrant Shares underlying the Syntone Tranche B Inducement Warrants, and to use commercially reasonable efforts to cause the Syntone Tranche B Resale Registration Statement to become effective within 60 calendar days from the date of receipt of the Requisite Stockholder Approval (or within 90 calendar days in case of “full review” of the Syntone Tranche B Resale Registration Statement by the SEC).

The Syntone Inducement Transaction is expected to close one business day after the receipt of the Regulatory Approvals, subject to the satisfaction of other customary closing conditions. The aggregate gross proceeds from the exercise of the Existing Syntone Warrants are expected to be approximately $2.7 million, before deducting capital markets advisory fees and offering expenses. The Company intends to use the net proceeds to fund its ONS-5010 clinical development programs, European commercial launch of LYTENAVATM and for working capital and general corporate purposes.

Syntone is an existing investor, affiliated with Andong Huang, a director of the Company.

The form of Syntone Inducement Letter and forms of Syntone Tranche A Inducement Warrant and Syntone Tranche B Inducement Warrant are attached as Exhibits 10.2, 4.3 and 4.4, respectively. The descriptions of the terms of the Syntone Inducement Letter and the Syntone Inducement Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Syntone Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the warrant inducement is hereby incorporated by reference into this Item 3.02. The Inducement Warrants and Syntone Inducement Warrants are being sold and, upon exercise the Inducement Warrant Shares and Syntone Inducement Warrant Shares, will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. The Holders made relevant representations in their respective Inducement Letters.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 8.01	Other Events.

On January 16, 2025, the Company issued a press release announcing it has completed the analysis of the complete 12-week safety and efficacy results for NORSE EIGHT, the second of two adequate and well controlled clinical trials evaluating ONS-5010 in wet age-related macular degeneration (“AMD”) patients. ONS-5010 demonstrated noninferiority to ranibizumab at week 12 in the NORSE EIGHT trial. Based on the completed analysis of the 12-week results, the Company plans to resubmit the Biologics License Application (“BLA”) for ONS-5010 in the first quarter of calendar 2025.

The difference in the mean between ONS-5010 and ranibizumab was -1.009 best corrected visual acuity (“BCVA”) letters with a 95% confidence interval of (-2.865, 0.848) in the NORSE EIGHT trial. Applying the statistical parameters from the week 8 primary endpoint with the lower bound of the non-inferiority margin at -3.5 with a 95% confidence interval, the noninferiority margin was met at week 12 (p=0.0043), indicating that the two study arms are not different at this timepoint. In the intent-to-treat (“ITT”) population, NORSE EIGHT demonstrated a mean 5.5 letter improvement in BCVA in the ONS-5010 arm and 6.5 letter improvement in BCVA in the ranibizumab arm.

	Mean change in BCVA at week 12	Non-Inferiority
ONS-5010 1.25 mg	+5.5 letters	95%CI: (-2.865, 0.848) P-value: 0.0043
Ranibizumab 0.5mg	+6.5 letters

Additionally, the change in central retinal thickness, a measure of anatomical response, was similar in both study arms at all three study timepoints.

Mean change in central retinal thickness
	Week 4	Week 8	Week 12
ONS-5010 1.25 mg	-106.6 microns	-117.7 microns	-123.9 microns
Ranibizumab 0.5mg	-108.4 microns	-120.9 microns	-127.3microns

As previously announced, in the NORSE EIGHT trial, ONS-5010 did not meet the pre-specified non-inferiority endpoint at week 8 set forth in the special protocol assessment (SPA) with the U.S. Food and Drug Administration (FDA). However, BCVA data across all study timepoints demonstrated an improvement in vision, increasing over time, and the presence of biologic activity. Overall, in NORSE EIGHT, ONS-5010 demonstrated mean visual acuity improvements of +3.3 letters at week 4, +4.2 letters at week 8, and +5.5 letters at week 12.

Additionally, in NORSE EIGHT, ONS-5010 was generally well-tolerated with overall ocular adverse event rates comparable to ranibizumab. The safety results demonstrated across the full duration of NORSE EIGHT are consistent with previously reported safety results from the NORSE ONE, NORSE TWO, and NORSE THREE clinical trials, with no cases of retinal vasculitis reported in either study arm.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “may,” “will,” “would,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including without limitation statements regarding the expected closing of the warrant inducement and Syntone warrant inducement transactions, anticipated proceeds from the warrant inducement and Syntone warrant inducement transactions and the use thereof, the potential of obtaining the Requisite Stockholder Approval for the Share Increase Proposal, the Company’s plans to file resale registration statements to register the resale of the Warrant Inducement Shares and Syntone Warrant Inducement Shares and the Company’s plans and timing thereof to resubmit a BLA for ONS-5010. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties that could cause results and events to differ significantly from those expressed or implied by the forward-looking statements, including risks associated with closing a securities offering. Additional factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in the Company’s annual report on Form 10-K for the year ended September 30, 2023 and future filings by the Company. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Tranche A Inducement Warrant.
4.2	Form of Tranche B Inducement Warrant.
4.3	Form of Syntone Tranche A Inducement Warrant.
4.4	Form of Syntone Tranche B Inducement Warrant.
10.1	Form of Inducement Letter.
10.2	Form of Syntone Inducement Letter.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: January 16, 2025	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer